                                                                   EXHIBIT 11.2

                  APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                               SIX MONTHS ENDED
                                                                JUNE 30, 2001
                                                               ----------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                    25,986,947
       Weighted average shares issued during six months
       ended June 30, 2001 (1,568,291 shares)                          637,274
                                                                  ------------
                                                                    26,624,221
                                                                  ============
Net loss                                                          $(32,031,000)
                                                                  ============

Loss per share attributable to common stockholders                $      (1.20)
                                                                  ============



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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 2001.

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